Exhibit 99.1

Synergy Pharmaceuticals to Present at Two Upcoming Investment Conferences

NEW YORK, N.Y., February 3, 2014 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced that Chief Executive Officer, Gary S. Jacob, Ph.D., will present an overview of the company at two February investment conferences being held at the Waldorf Astoria in New York, N.Y.

Synergy is scheduled to present at the BIO CEO & Investor Conference on Monday, February 10th at 11:00am (EST), and at Leerink Global Healthcare Conference on Thursday, February 13th at 1:00pm (EST).

A live webcast of both presentations will be accessible through the Investor Relations section of the company’s website at www.synergypharma.com. A replay of the webcasts will be available on Synergy’s website for 60 days.

About Synergy

Synergy Pharmaceuticals Inc. is a biotechnology company focused on the research and development of novel drugs for the treatment of gastrointestinal (GI) diseases and disorders. Synergy has discovered proprietary analogs of the human GI hormone, uroguanylin, the natural agonist for the intestinal guanylate cyclase-C (GC-C) receptor. Both Synergy’s lead GC-C agonist, plecanatide, and next-generation GC-C agonist, SP-333, mimic uroguanylin’s natural functions by binding to and activating the GC-C receptor in the GI tract to stimulate fluid and transit required for normal digestion. Plecanatide is in phase 3 clinical trials for chronic idiopathic constipation and a phase 2b study for irritable bowel syndrome with constipation. SP-333 is in phase 2 development for opioid-induced constipation and is also being explored for ulcerative colitis. For more information please visit www.synergypharma.com .

CONTACTS:

Media Contact

Gem Gokmen

Office:  212-584-7610

Mobile:  646-637-3208

ggokmen@synergypharma.com

Investor Contact

Bernard Denoyer

Office: 212-297-0020

Mobile: 203-300-8147

bdenoyer@synergypharma.com